Exhibit 10.14

NONSTATUTORY STOCK OPTION AGREEMENT

CEMTREX Inc.

Cemtrex Inc.(the “Corporation”) and , Saagar Govil (the “Optionee”) an employee of the Corporation, in consideration of the covenants and agreements herein contained and intending to be legally bound hereby, agree as follows:

SECTION 1: Grant

1.1 Grant of Option. Subject to the terms and conditions set forth in this Nonstatutory Stock Option Agreement (this “Agreement”) the Corporation hereby grants to the Optionee a stock option (the “Option”) to purchase 200,000 (Two Hundred Thousand) shares of the Corporation’s common stock, par value $.001, (the “Common Stock”) from the Corporation at a price of $ 4.24 (Four Dollar and twenty four cents) per share (the “Option Price”), which is the Fair Market Value of the shares of Common Stock covered by the Option On December 5, 2016 (the “Grant Date”).

1.2 Acceptance. The Optionee accepts the grant of the Option confirmed hereby, and agrees to be bound by the terms and provisions of this Agreement, as the Agreement may be amended from time to time; provided, however, that no alteration, amendment, revocation or termination of the Agreement shall, without the written consent of the Optionee, adversely affect the rights of the Optionee with respect to the Option.

SECTION 2: Vesting, Exercise and Expiration

2.1 Vesting. Subject to Sections 3 and 4.8 of this Agreement, the Option will vest and become exercisable in annual installments over a two-year vesting period according to the following vesting schedule:

1/2 of the Option will vest upon the1st, anniversary of the Grant Date;

And balance 1/2 of the Option will vest upon the 2nd anniversary of the Grant Date;

Provided that the Optionee is employed by the Corporation on such anniversary, with all fractional shares, if any, rounded up and vesting as whole shares upon the earlier vesting date(s). “Corporation,” when used herein with reference to employment of the Optionee, shall include any Affiliate or subsidiary of the Corporation. To the extent vested, the Option may be exercised in whole or in part from the date of vesting through and including the Option Expiration Date, as defined in Section 2.3 hereof, subject to any limits provided in Section 3.

2.2 Exercise. This Option shall be exercised by the Optionee by delivering to the Corporation’s office at 19 Engineers Lane, Farmingdale, NY 11735, USA, Attention: Company Secretary (i) this Agreement signed by the Optionee, (ii) a written (including electronic) notification specifying the number of shares which the Optionee then desires to purchase, (iii) a check payable to the order of the Corporation, which may include cash forwarded through the broker or other agent-sponsored exercise or financing program approved by the Corporation, equal in value to the aggregate Option Price of such shares. As soon as practicable after each exercise of this Option and compliance by the Optionee with all applicable conditions, the Corporation will issue the number of shares of Common Stock, which the Optionee is entitled to receive upon such exercise under the provisions of this Agreement.

2.3 Expiration. The Option shall expire and cease to be exercisable on the earlier of (a) either (i) the last trading day immediately preceding the six year anniversary of the Grant Date or, if earlier, (ii) the date of cancellation provided for in Section 4.6 (the earlier of (i) and (ii) referred to as the “Option Expiration Date”) or

(b) the expiration date provided for in Section 3.

SECTION 3: Termination of Employment and Disability

3.1 Termination of Employment.

(a) General. If the Optionee’s employment with the Corporation is terminated for whatever reasons then the vested portion of the Option will not be impacted by such event and shall remain valid until the term outlined in section 2.3. In the event the Optionee is disabled or dies then his authorized representative or rightful successor shall have full right over the vested portion of the option until the term outlined in section 2.3

3.2 Specified Terminations of Employment.

(a) If the Optionee’s employment is terminated by the Corporation or if the Optionee terminates his employment with the Corporation, the unvested portion of the Option will expire on the Termination Date.

SECTION 4: Miscellaneous

4.1 No Right to Employment. Neither the grant of the Option nor anything else contained in this Agreement shall be deemed to limit or restrict the right of the Corporation to terminate the Optionee’s employment at any time, for any reason, with or without cause.

4.2 Nontransferable. This Option may not be transferred except by the Optionee upon his or her death or liability. No other assignment or transfer of this Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise shall be permitted, but immediately upon any such assignment or transfer this Option shall terminate and become of no further effect. During the Optionee’s life this Option shall be exercisable only by the Optionee, and after the Optionee’s death the Option shall remain subject to any restrictions on exercise and otherwise as if held by the Optionee. Whenever the word “Optionee” is used in any provision of this Option under circumstances where the provision should logically be construed to apply to the executors, the administrators or other persons to whom this Option may be transferred, the word “Optionee” shall be deemed to include such person or persons.

4.3 Compliance with Laws. Notwithstanding any other provision hereof, the Optionee hereby agrees that he or she will not exercise the Option, and that the Corporation will not be obligated to issue any shares to the Optionee hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Optionee or the Corporation of any provision of law or regulation of any governmental authority. Any determination in this connection by the Corporation shall be final, binding and conclusive. The Corporation shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time) or to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

4.4 Nonstatutory Stock Option. The parties hereto agree that the Option granted hereby is not, and should not be construed to be, an incentive stock option under Section 422 of the Code.

4.5 Tax Consequences. In each case where the Optionee exercises this Option in whole or in part, the Optionee shall be responsible for the amount of income tax, if any, required under federal and, where applicable, state and local law and the Optionee shall, pay such taxes and shall provide a copy of such remittance to the Corporation. The Corporation shall have no liability whatsoever for the Optionee’s tax obligations.

4.6 Forfeiture and Repayment. If:

(a) during the course of the Optionee’s employment with the Corporation or, if longer, the period during which this Option is outstanding, the Optionee engages in conduct or it is discovered that the Optionee engaged in conduct that is materially adverse to the interests of the Corporation, including failures to comply with the Corporation’s rules or regulations, fraud, or conduct contributing to any financial restatements or irregularities;

[(c)/(d)] following termination of the Optionee’s employment with the Corporation for any reason, with or without cause, the Optionee violates any post-termination obligations or duties owed to the Corporation or its Affiliates or any agreement with the Corporation or its Affiliates, including without limitation, any employment agreement, confidentiality agreement or other agreement restricting post-employment conduct; the Corporation may cancel all or any portion of this Option with respect to the shares not yet exercised and/or require repayment of any shares (or the value thereof) or amounts which were acquired from exercise of the Option. The Corporation shall have sole discretion to determine what constitutes such conduct.

4.7 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, in USA other than any choice of law rules calling for the application of laws of another jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

CEMTREX Inc.

By:	Name and Title

Renato Dela Rama – VP of Finance

/s/ Renato Dela Rama
Signature

OPTIONEE:

Name:	Saagar Govil

/s/Saagar Govil
Signature